UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2007

EAU Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51807	87-0654478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1890 Cobb International Blvd., Suite A, Kennesaw, Georgia 30152
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (678) 388-9492

1464 West 40 South, Suite 200, Lindon, Utah 84042
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EAU Technologies, Inc. engaged Phillip Blount And Associates, Inc., a consulting firm in Human Resources, to review the company’s overall compensation program. Based upon the findings of that study, recommendations of management, and review by the Board, the compensation changes noted below were made.

Changes in Base Pay of Certain Officers - On December 6, 2007, the board of directors (the “Board”) approved annual base pay changes for Joseph A. Stapley (Senior Vice President of Investor Relations) and Brian Heinhold (Chief Financial Officer). The base pay for Mr. Stapley was increased from $120,000 to $136,000. The base pay for Mr. Heinhold was increased from $77,000 to $88,000.

Approval of Stock Option Awards for Certain Officers - On December 6, 2007, the Board approved stock option awards pursuant to the company’s 2007 Stock Incentive Plan for Mr. Stapley, Larry Earle (Senior Vice President of Live Processing), Mr. Heinhold, effective immediately. The options were issued at a $1.30 exercise price and vest ratably over a period of four years. Mr. Stapley was awarded a stock option grant of 159,230 shares. Mr. Earle was awarded a stock option grant of 36,000 shares. Mr. Heinhold was awarded a stock option grant of 40,000 shares. The form of stock option agreement is attached to this filing as exhibit 10.1 and the 2007 Stock Incentive Plan is filed as annex A to the company’s definitive proxy statement filed November 6, 2007.

Approval of Corporate Bonus Program - On December 6, 2007, the Board approved a corporate bonus program. Bonuses will be paid to executive officers when the company achieves an approximate operational break-even run rate, measured as the achievement of consistent revenues of $250,000 per month over two consecutive months, not taking into account capital or one time extraordinary charges. In the calculation of monthly revenues, equipment revenues will only comprise up to $50,000 of the $250,000 monthly revenue target for the calculation of the bonus. Once this target is achieved, the payout of the bonus will be over a period of 2 months to 12 months, at the discretion of management.

Wade R. Bradley (President and Chief Executive Officer) is eligible for a $72,000 bonus, 30% of his base pay. Doug Kindred (Chief Technology Officer) is eligible for a $61,600 bonus, 35% of his base pay. Mr. Stapley is eligible for a $40,800 bonus, 30% of his base pay. Mr. Earle is eligible for a $30,000 bonus, 25% of his base pay. Mr. Heinhold is eligible for a $19,360 bonus, 22% of his base pay.

Approval of Compensation for Directors - On December 6, 2007, the Board approved $30,000 annual compensation for each board member in the form of restricted stock, effective on January 1, 2008. The restricted stock will vest over a period of two years from the date of grant. Board members will also be reimbursed for travel expenses.

Amendment of Option Grant held by Certain Officers - On December 6, 2007, the Board approved an amendment to the terms of previous stock option grants to Mr. Stapley, Mr. Earle and Mr. Kindred. The exercise price of each option grant was increased from $0.01 to $2.45. Mr. Stapley, Mr. Earle and Mr. Kindred have 25,000 shares, 75,000 shares and 25,000 shares, respectively. The original grant date for each was June 1, 2005 and the options expire June 1, 2015.

The Board also authorized the Compensation Committee to grant 8,332 shares, 25,000 shares, and 8,332 shares of restricted stock, respectively, to Mr. Stapley, Mr Earle, and Mr Kindred, to be issued in January 2008, and to vest over one year from the date of grant.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.
Not applicable

(b)    Pro Forma Financial Information.
Not applicable

(c)    Shell Company Transactions.
Not Applicable

(d)    Exhibits.

Exhibit Number	Description
10.1	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, EAU Technologies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2007	EAU TECHNOLOGIES, INC.

	By:	/s/ Wade R. Bradley
Wade R. Bradley
Chief Executive Officer